Exhibit 23(i)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





HEALTH CARE CENTERS OF AMERICA, INC.


         I hereby consent to the use of my report dated August 22, 1997, in the registration statement of Health Care Centers of America, Inc., filed in Form 10-KSB in accordance with Section 13 of the Securities Exchange Act of 1934.




                                              W. Dale McGhie, CPA







Reno, Nevada
September 10, 1997